Exhibit 5.1

November 30, 2010

Board of Directors

GrafTech International Ltd.

12900 Snow Road

Parma, OH 44130

Ladies and Gentlemen:

We have acted as special counsel to GrafTech International Ltd., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to register the resale by certain stockholders named in the Registration Statement of shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), acquired or to be acquired, as described in the Registration Statement. As such counsel, you have requested our opinion as to matters described herein relating to the Shares.

We have examined: the Amended and Restated Certificate of Incorporation of the Company; the Amended and Restated By-Laws of the Company; minutes of corporate proceedings of the Company relating to the subject matter of this opinion, as made available to us by the officers of the Company; an executed copy of the Registration Statement and a copy of each of the exhibits thereto, in each case in the form filed with the Commission; specimens or forms of certificates evidencing such shares; a good standing certificate of the Company as of a recent date; and such matters of law deemed necessary by us in order to deliver this opinion. We have assumed, without independent verification or having any duty to verify, that all documents mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

We express no opinion concerning any law of any jurisdiction other than (i) the federal laws of the United States of America and (ii) as to the organization, existence, good standing and corporate authority of the Company, the General Corporation Law of the State of Delaware.

We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance laws) or general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

Based on the foregoing and solely in reliance thereon, it is our opinion that the Shares that have been acquired on or prior to the date hereof have been duly authorized and validly issued and are fully paid and non-assessable and the Shares that may be acquired after the date hereof are duly authorized, and when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kelley Drye & Warren LLP
Kelley Drye & Warren LLP